TRANSITIONAL EMPLOYMENT AGREEMENT

This Agreement is made as of the 26th day of January, 1999, by and between First Oak Brook Bancshares, Inc., a Delaware corporation (the "Employer") and the undersigned officer (the "Executive").

WITNESSETH:

WHEREAS, the Executive is being hired by the Employer's subsidiary, Oak Brook Bank; and

WHEREAS, the Employer wishes to assure both itself and the Executive of continuity of management in the event of any actual Change in Control (as defined in Paragraph 2) of the Employer on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to provide such services and continuity; and

WHEREAS, to achieve this purpose, the Board of Directors of the Employer considered and approved this Agreement to be entered into with the Executive as being in the best interests of the Employer and its stockholders;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1.   Term. This Agreement shall become effective upon the occurrence of a Change in Control (as defined in Paragraph 2, below) (hereinafter called the "Effective Date of this Agreement") and shall remain in effect for a term continuing until the end of the twelfth (12th) calendar month following the month in which the Effective Date of this Agreement occurs; provided, however, that, anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Employer was terminated within six (6) months prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (a) was at the request of a third party who was taking steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date of this Agreement" shall mean the date immediately prior to the date of such termination of employment,

2.  Change in Control. For the purposes of this Agreement, a "Change in Control" sha11 be deemed to have occurred if:

a)
Any “person” is or becomes the “beneficial owner” directly or indirectly of securities of the Employer representing more than fifty percent (50%) of the combined voting power of the Employer's then outstanding securities entitled to vote generally in the election of directors (the "Voting Stock"); or

b)	Continuing Directors cease for any reason to constitute at least a majority of the entire Board of Directors of the Employer; or

c)
The consummation of a business combination involving the Employer (or any direct or indirect subsidiary of the Employer) occurs, unless after such a business combination (i) the shareholders of the Employer immediately prior to the business combination continue to own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continuing) entity immediately after the business combination, and (ii) at least a majority of the members of the board of directors of the entity resulting from the business combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such business combination; or

d)	A complete liquidation or dissolution of the Employer or consummation of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of foregoing, “person” and “beneficial owner” shall be as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. A Change in Control shall not be deemed to have occurred under subparagraph (a) above, if the beneficial owner is a corporation owned directly or indirectly by the shareholders of the Employer in substantially the same proportions as their ownership of the Voting Stock, an employee benefit plan of the Employer or any subsidiary of the Employer, or any person who, as of January 26, 1999, is the beneficial owner of more than fifty percent (50%) of the Voting Stock. For purposes of subparagraph (b), an individual will be a “Continuing Director” if he or she is a director of the Employer on January 26, 1999, or becomes a director of the Employer thereafter, provided the individual was elected, or was nominated for an election to occur at a meeting of stockholders, by a majority of the Continuing Directors still in office; provided, however, that in no event shall an individual be considered a Continuing Director if the individual was designated for election or nomination by a person who has entered into an agreement with the Employer to effect an acquisition described in subparagraph (a) or a business combination described in subparagraph (c). For purposes of subparagraph (c), a business combination shall mean a merger or consolidation, or an issuance of securities by the Employer in connection with a merger or consolidation, involving the Employer (or any direct or indirect subsidiary of the Employer).

3.  Employment. The Employer hereby agrees to continue or to cause one of its affiliates to continue the Executive in its employ for a period of twelve (12) months commencing on the Effective Date of this Agreement (the “Employment Period”) with title, duties and responsibilities comparable to those of the Employer's or Oak Brook Bank's senior bank officers immediately prior to the Effective Date of this Agreement, as the same may from time to time be assigned or reassigned to the Executive by the Board of Directors of the Employer or such affiliate which employs Executive.

4.  Compensation. During the Employment Period, the Executive shall receive an annual salary at a rate which is not less than her rate of annual salary immediately prior to the Effective Date of this Agreement.

5.  Termination During Employment Period.

(a)  For purposes of this Agreement, the term "termination" shall mean (i) termination by the Employer of the employment of the Executive with the Employer and all of its affiliates for any reason other than death, disability or "cause" (as defined below), or (ii) resignation of the Executive for "constructive discharge" (as defined below).

(b)  The term "constructive discharge" shall mean the Executive's resignation from the Employer and all of its affiliates upon any one of the following:

(i)  the failure of the Employer to pay the annual salary contemplated by Paragraph 4 of this Agreement;

(ii)  there shall have occurred a material diminution in the Executive's duties and responsibilities from those in effect prior to the Effective Date of this Agreement; and/or

(iii)  the Employer changes the Executive's (A) primary employment location to a place that is more than 35 miles from Executive's primary employment location as of the Effective Date of the Agreement and/or (B) regularly scheduled work hours significantly from such hours as of the Effective Date of the Agreement,

(c)  The term "cause" means (i) felony conviction resulting from an act or acts of dishonesty or breach of trust, other than a felony predicated upon the Executive's vicarious liability or (ii) the Executive's continued and willful failure to substantially perform her duties under this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part will be considered "willful" unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the interests of the Employer and its affiliates or not opposed to the interests of the Employer and its affiliates,

6.   Confidentiality. The Executive agrees that during and after the Employment Period, she shall retain in confidence any confidential information known to her concerning the Employer and its affiliates and their respective businesses for as long as such information is not publicly disclosed.

7.  Termination Benefits, In the event of a termination of the Executive during the Employment Period, the Employer shall provide or shall cause one or more of its affiliates to provide, and the Executive shall, upon execution of a Release and Severance Agreement in the form attached hereto as Appendix A, shall be entitled to receive the following:

(a)  The Executive shall, notwithstanding such termination, be entitled to continue to receive salary payments for twelve (12) months from the date of termination (which twelve month period shall be treated hereunder as a continuation of Employment Period) based on the rate of annual salary in effect pursuant to Paragraph 4 of this Agreement, provided that the payments pursuant to this Paragraph 7(a) shall be subject to reduction in accordance with Paragraph 8(a).

(b)  Payment of all accrued but deferred bonuses as of the Effective Date of this Agreement, or if later, the date of termination, which payments shall be made in installments on such dates and in such amounts as such bonuses would have been paid notwithstanding such termination.

(c)  The Executive (and, if applicable, Executive's dependents) shall be entitled to maintain group medical and dental coverage under the continuation coverage provisions of such plans ("COBRA Coverage"), which entitlement shall, notwithstanding any other provisions of the group plan to the contrary, be subject to termination only in the event of the failure of the Executive or the dependent to timely pay the appropriate premium for such coverage, provided, that the Employer shall pay on behalf of the Executive (and, if applicable, the Executive's dependents) the appropriate premium for the first 12 months of such coverage, and, provided further that such coverage shall be secondary to any group coverage (including Medicare or any government-sponsored or mandated program) subsequently obtained or covering the Executive or dependent.

The Executive agrees that if she is terminated and receives the benefits set forth in this paragraph 7, she will not recruit or solicit any employees of the Employer or the Employer's subsidiaries to leave the employment of the Employer or the Employer's subsidiaries nor shall she solicit any customers of the Employer or the Employer's subsidiaries to cease doing business with the Employer or the Employer's subsidiaries during the Employment Period,

8. Reduction of Payments Due to Excise Tax.
(a) If it is determined (in the reasonable opinion of independent public accountants then regularly retained by the Employer in consultation with tax counsel acceptable to Executive), that any amount payable to Executive by the Employer under this Agreement or any other plan, program or arrangement under which Executive participates or is a party would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), subject to the excise tax imposed by Section 4999 of the Code, as amended from time to time (the "Excise Tax"), then the amounts payable to the Executive shall be reduced to the extent necessary so that no portion of such amounts payable to the Executive is subject to the Excise Tax. The determination of the amount of reduction, if any, in the mounts payable to the Executive under Paragraphs 7(a) and 7(b) under Paragraphs 7(a) and 7(b) shad be made in good faith by the Employer's Compensation Committee after consultation with the independent public accountants then regularly retained by the Employer and tax counsel acceptable to the Executive, and a written statement setting forth the calculation thereof shall be provided to the Executive. If amounts payable to the Executive are to be reduced pursuant to this Paragraph 8(a), the Employer's Compensation Committee, after consultation with the Executive, shall determine the payments to be so reduced.

(b)  In the event it is determined that the Excise Tax may be imposed on the Executive prior to any reductions pursuant to the preceding Paragraph 8(a), the Employer and the Executive agree to take such actions as they may, in good faith, agree to take to avoid any such reduction,

(c)  The Employer shall withhold from any amounts paid under this Agreement the amount of any applicable federal, state, or local taxes then required to be withheld. Computations under this Paragraph 8 shall be made by the independent public accountants then regularly retained by the Employer in consultation with tax counsel acceptable to Executive. The Employer shall pay all accountants' and tax counsel's fees and expenses,

9.   No Obligation to Mitigate Damages. The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Employer's obligations under this Agreement.

10.  Enforcement; Arbitration.

(a) In the event the Employer shall fail to pay any amounts due to Executive or any successor under this Agreement or any plan, program or arrangement referred to herein as they come due, the Employer agrees to pay interest on such amounts at the prime rate of interest as from time to time published in The Wall Street Journal (Midwest Edition) until paid.

(b)  Each of the Employer and the Executive or any successor shall have the right and option to elect to have any dispute or controversy arising under or in connection with this Agreement, or any plan, program or arrangement referred to herein, or any breach thereof, settled exclusively by arbitration, conducted before an arbitrator in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois.

(c)  The Employer shall pay all reasonable legal fees, costs of litigation, and other reasonable expenses incurred by the Executive or any successor who is successful pursuant to Legal judgment, arbitration or settlement in a challenge resulting from the Employer's refusal to pay any amounts due under this Agreement or any plan, program or arrangement referred to herein to which it is determined that the Executive or successor is entitled, or as a result of the Employer's contesting the validity, enforceability or interpretation of this Agreement or any such plan, program or arrangement.

(d)  As a condition precedent to the commencement of any action under this Agreement or any plan, program or arrangement referred to herein, each of the Employer or the Executive or any successor agree to provide written notice (“initial notice”) at least fifteen (15) business days prior to initiating any such action wherein such party shall (i) agree to submit such dispute to non-binding mediation to be held in Chicago, Illinois at JAMS/Endispute (or a similar organization) within 30 days of such notice and (ii) indicate whether such party is invoking arbitration pursuant to Paragraph 10(b) above, The party receiving such notice shall agree to submit to such mediation and, if the initial notice did not include an election invoking arbitration, then the receiving party may by written notice within ten (10) business days following receipt of the initial notice elect to invoke arbitration pursuant to said Paragraph 10(b).

11.   Payment in the Event of Death. Upon the death of the Executive prior to a termination, any payment due and owing by the Employer to Executive under this Agreement shall be made to such beneficiary as Executive may designate in writing, or failing such designation, the executor of her estate. Upon the death of the Executive after a termination has occurred, then the beneficiary designated by the Executive or, if no beneficiary has been designated, his executor shall be entitled. to a lump sum death benefit equal to the present value of the payments that were retraining to be paid under Paragraph 7(a) as of the date of death. Such lump sum present value payment shall be determined using an interest rate per a rum equal to the prime rate of interest as published in The Wall Street Journal (Midwest Edition) on the first business day of the month in which the executive's death occurred and shall be paid within 30 days of the date of death. Such payments shall be in addition to the amount of the bonus payment, if any, which may thereafter be due under Paragraph 7(b), any other death benefits provided by the Employer or under any plan, program or arrangement maintained by the Employer,

12.   Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing the Employer or, in the case of the Employer, at its principal executive offices.

13.   Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

14.  Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois.

15.  Amendment. This Agreement may be amended or canceled by mutual agreement of the parties in writing (which, with respect to the Employer in the case of an amendment prior to the Effective Date of the Agreement, shall have been approved by resolution of the Board of Directors of the Employer) without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

16.  Binding Effect; Successors. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Employer and any successor of the Employer and to the benefit of Executive's executors, administrators, legal representatives, heirs and legatees. The Employer shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, expressly and unconditionally to assume and agree to perform the Employer's obligations under this Agreement, whereupon such successor or assignee shall become the Employer hereunder.

17. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set her hand and, pursuant to the authorization from its Board of Directors, the Employer has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

FIRST OAK BROOK BANCSHARES, INC.

By:	By:
Its: President	Employee

ATTEST: